UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

AMERICAN WELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39515	20-5009396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, 26th Floor Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 204-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On September 15, 2021, Mr. Keith Anderson informed American Well Corporation (the “Company”) of his intention to resign as Chief Financial Officer (“CFO”), effective October 16, 2021. During a transition period beginning October 16, 2021 and ending December 31, 2021, Mr. Anderson will remain employed with the Company and will perform certain specified duties as agreed between Mr. Anderson and the Company.

In connection with these developments, the Company and Mr. Anderson have agreed to the following changes to his employment and compensation arrangements:

•	Mr. Anderson will receive an annual cash bonus for 2021 in an amount not to be less than his full 2021 target bonus of $485,000;

•

If, upon his termination of employment, Mr. Anderson elects for continued health coverage under COBRA, the Company will continue to pay 100% of such health coverage premiums for so long as he and/or his dependents are eligible for continued health coverage under COBRA;

•

The portion of Mr. Anderson’s restricted stock units (“RSUs”) that were granted on April 15, 2021 (the “2021 RSUs”) that are scheduled to vest on April 15, 2022 will instead vest on December 31, 2021 (unless Mr. Anderson’s employment is terminated for cause (as defined in his employment agreement) prior to such date), and the remainder of his unvested 2021 RSUs will be forfeited as of such date (except as provided below); and

•

In the event of an anticipated change in control of the Company for which one or more offers is made prior to March 31, 2022 and which change in control is consummated prior to March 31, 2023, any RSUs that were unvested as of Mr. Anderson’s employment termination date will vest in full.

Appointment of Chief Financial Officer

On September 15, 2021, the Board of Directors of the Company (the “Board”) appointed Robert Shepardson (age 57) to serve as the Company’s Chief Financial Officer, effective October 31, 2021. From 2006 to 2021, Mr. Shepardson served as a Managing Director in Global Capital Markets at Morgan Stanley, most recently responsible for Healthcare Equity Capital Markets. During his tenure in Global Capital Markets, he also headed equity capital markets for other sectors including Technology, Media & Telecommunications, Consumer/Retail, Energy/Basic Materials, Industrials, and Latin America. Prior to his roles in Global Capital Markets, from 1990 to 2005, Mr. Shepardson worked as a banker in the Media and Telecom sector and ultimately as Head of Telecom Banking in the Media and Communications Investment Banking Group at Morgan Stanley. Mr. Shepardson graduated cum laude with an A.B. in economics from Princeton University in 1986. He subsequently earned his MBA from the Amos Tuck School of Business Administration at Dartmouth College in 1990.

In connection with his appointment, also on September 15, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Shepardson. Pursuant to the Employment Agreement, Mr. Shepardson will receive an annual base salary of $485,000. Mr. Shepardson will also be eligible for a year-end target bonus of 100% of his annual base salary. In addition, Mr. Shepardson will receive a grant of restricted stock units with a grant date value of $8,000,000 that settle in shares of Company’s Class A common stock, with 25% of the restricted stock units being vested on the grant date, and the remaining vesting ratably every 3 months thereafter over a four-year period (beginning on the first calendar day of the month following the date that is three months following the grant date).

The Employment Agreement provides that if Mr. Shepardson’s employment is involuntarily terminated (i.e., terminated without Cause (as defined in the Employment Agreement) or with Good Reason (as defined in the Employment Agreement)), conditioned on Mr. Shepardson’s execution and non-revocation of a release of claims, Mr. Shepardson will be entitled to receive the following: Accrued Compensation (as defined in the Employment Agreement) through the date of termination; any earned but unpaid bonus amounts, including a pro rata bonus for the year in which Mr. Shepardson’s employment terminates (or one year’s target bonus if such termination of employment occurs one month before or within 24 months following a Change in Control (as defined in the Employment Agreement)); severance payments in an aggregate amount equal to his base salary, to be paid in equal installments over a one-year period; and COBRA benefits. In addition, if the involuntary termination of employment occurs in connection with a Change in Control, each unvested equity award held by Mr. Shepardson will fully vest at the time of termination. To the extent applicable, such payments may be subject to reduction so that they will not be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

The Employment Agreement also includes customary confidentiality and assignment of intellectual property obligations, as well as non-competition and non-solicitation restrictions that continue for 12 months following termination of employment.

The foregoing summary description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Shepardson and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Shepardson is not related to any other executive officer or director of the Company. Mr. Shepardson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing Mr. Anderson’s departure and Mr. Shepardson’s appoint, dated September 21, 2021, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement between American Well Corporation and Robert Shepardson, dated September 15, 2021.

99.2	Press Release of American Well Corporation, dated September 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2021

AMERICAN WELL CORPORATION

By:	/s/ Bradford Gay
Bradford Gay
Senior Vice President, General Counsel